## VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is entered into and made effective as of September 16, 2025 (the "Effective Date"), by and between YEFANG ZHANG, an individual (the "Class B Holder"), Weastfinace Group Inc. (the "Shareholder").

## RECITALS

WHEREAS, CN Energy Group. Inc., a British Virgin Islands company (the "Company"), and the Shareholder entered into that certain Share Purchase Agreement dated as August 1, 2025 (the "Purchase Agreement"), in which the Company sold Class B Ordinary Shares in the amount listed on Schedule A (the "Shares") in exchange for cash consideration.

WHEREAS, the Shareholder desires to grant the Class B Holder a proxy to vote the Shares pursuant to the terms and conditions of this Agreement.

## AGREEMENT

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Voting Rights and Irrevocable Proxy. The Shareholder hereby irrevocably appoints the Class B Holder, and any designees of the Class B Holder, as the Shareholder's true and lawful proxy and attorney-in-fact to vote all of the Shares on all matters submitted to a vote of the ordinary shareholders of the Company. The proxy and attorney-in-fact granted by the Shareholder to the Class B Holder pursuant to this Agreement is coupled with an interest, of which the execution of this Agreement is a condition of and inducement for the Closing, and is irrevocable to the fullest extent permitted by applicable law. The Class B Holder shall have full discretion to vote the Shares as the Class B Holder deems appropriate, and the Shareholder shall not take any action to interfere with the exercise of the voting power by the Class B Holder.

2. Agreement to Vote in Concert. In addition to the rights granted by the Shareholder to the Class B Holder pursuant to Section 1, and if applicable, the Shareholder hereby agrees to vote all of its applicable Shares at any shareholder meeting of the Company or by written resolution in accordance with the instructions of the Class B Holder. The Class B Holder shall exercise its rights pursuant to this Agreement in accordance with the laws of the British Virgin Islands and the third amended and restated memorandum and articles of association, as amended, of the Company.

3. Representations and Warranties. The Shareholder represents and warrants to the Class B Holder that:

(a) The Shareholder is the sole legal and beneficial owner of the applicable Shares as set forth on Schedule A attached hereto, free and clear of any and all liens or encumbrances, other than as imposed by this Agreement.

(b) The Shareholder has full power and authority to enter into this Agreement and perform his, her, or its obligations as set forth in this Agreement.

(c) The execution, delivery, and performance of this Agreement by the Shareholder does not and will not conflict with any agreement or obligation binding on him, her, or it, or applicable law and does not and will not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract, or covenant applicable to the Shareholder.

(d) The Shareholder has not granted and will not grant any proxy or power of attorney to any person which conflicts with this Agreement, and has not entered into any voting agreement or arrangement that pertains to the Shares other than this Agreement.

4. Transfer Restrictions. The Shareholder shall not transfer, sell, or assign any of the Shares unless the transferee agrees in writing to be bound by this Agreement or the Shareholder obtains the prior written consent of the Class B Holder.

5. Term and Termination. This Agreement and the rights granted by the Shareholder to the Class B Holder pursuant to this Agreement shall commence on the Effective Date and continue in effect until the period of time permitted by law unless the Class B Holder terminates this Agreement by providing the Shareholder with five (5) days' prior written notice. The Shareholder shall not have a unilateral right to terminate this Agreement.

6. Additional Covenants.

(a) At any time or from time to time after the Effective Date, the Shareholder shall cooperate with the Class B Holder and the Company, and at the request of the Class B Holder, the Company, or any of their affiliates, to execute and deliver any further instruments or documents and to take all further action as that party shall request in order to carry out the intent of the parties hereto, including, without limitation, the execution and delivery of any additional proxy and attorney-in-fact forms or voting documents as deemed necessary to give effect to this Agreement or to facilitate the Class B Holder's exercise of voting rights pursuant to this Agreement.

(b) The Shareholder agrees not to revoke the rights granted to the Class B Holder pursuant to this Agreement except in accordance with Section 5. Any attempted revocation or inconsistent voting by the Shareholder prior to a termination event pursuant to Section 5 shall be deemed a breach of this Agreement and may be disregarded by the Company.

(c) The Company shall provide the Class B Holder with the same notices of shareholder meetings and other materials as it provides the Shareholder.

7. Miscellaneous.

(a) This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and no party will be liable or bound to any other in any manner by any representations, warranties, covenants, and agreements except as specifically set forth herein.

(b) All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party hereto to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications must be sent to the party to be notified at the address as provided by the other party, which address may be changed by any party by giving written notice thereof to all other parties.

(c) The parties hereto acknowledge that any breach of this Agreement would cause irreparable harm to the other for which monetary damages, even if available, would not be an adequate remedy. Each party shall be entitled to specific performance, injunctive relief, and other equitable remedies to enforce the terms of this Agreement, including the Shareholder's voting obligations, without the need to prove damages or post any bond. The remedies are integral to this Agreement, and no party shall oppose its enforcement on the basis of the availability of legal remedies.

(d) No provision of this Agreement may be amended or waived without the prior written consent or agreement of the parties hereto.

(e) The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement shall be governed by, construed and entered in accordance with, the laws of the British Virgin Islands applicable to contracts deemed to be made within jurisdiction, without regard to choice of law or conflict of law provisions thereof.

(g) The invalidity or unenforceability of any provision in this Agreement shall in no way affect the validity or enforceability of any other provision.

(h) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors, and other legal representatives.

(i) Except for the parties hereto and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

(j) No waiver of any breach of this Agreement shall be construed as a waiver of any other breach or of any rights or remedies under this Agreement.

(k) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*[Signature page follows]*

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

**CLASS B HOLDER**

Yefang Zhang

**SHAREHOLDER**

WEASTFINACE GROUP INC.

By: ____________________
Name: Xinyang Wang
Title: Director

AGREED AND ACKNOWLEDGED:

**COMPANY**

CN ENERGY GROUP. INC.,
a British Virgin Islands company

By: ____________________
Name: Wenhua Liu
Title: Interim CEO

## SCHEDULE A

## OWNERSHIP OF SHARES OF SHAREHOLDER

| NAME | NUMBER OF CLASS B ORDINARY SHARES |
|---|---|
| Weastfinace Group Inc. | 631,391 |